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                                                                    EXHIBIT 3.11

                            State of North Carolina
                      Department of the Secretary of State

                           ARTICLES OF INCORPORATION

Pursuant to Section 55-2-02 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

1.   The name of the corporation is Be-Ac, Inc. (the "Corporation").

2. The Corporation is authorized to issue 100,000 shares, all of one class, designated as common stock.

3. The street address, mailing address, and county of the initial registered office of the Corporation is 225 Hillsborough Street; Raleigh, County of Wake, North Carolina 27603.

4.   The name of the initial registered agent is CT Corporation System.

5. The name and addresses of the persons who are to serve as the initial Board of Directors of the Corporation until the first meeting of shareholders or until their successors be elected and qualified are as follows:

     Charles M. Hansen, Jr.
     4111 Mint Way
     Dallas, Texas  75237

     Jeffrey D. Cordes
     4111 Mint Way
     Dallas, Texas  75237

     John C. Macauley
     4111 Mint Way
     Dallas, Texas  75237

6. To the fullest extent from time to time permitted by law, no person who is serving or who has served as a director of the Corporation shall be personally liable in any action for monetary damages for breach of his or her duty as a director, whether such action is brought by or in the right of the Corporation or otherwise. Neither the amendment or repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the protection afforded by this Article to a director of the Corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article would have accrued or arisen, prior to such amendment, repeal or adoption.



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7.   The name and address of the incorporator are as follows:

          NAME                     ADDRESS

     Richard L. Waggoner      1601 Elm Street
                              3000 Thanksgiving Tower
                              Dallas, TX  75201

8.   These articles will be effective upon filing.

     IN WITNESS WHEREOF, the undersigned has set hereunto his hand this 24th day of August, 1994.


                                        /s/  RICHARD L. WAGGONER
                                        ------------------------------
                                        Richard L. Waggoner
                                        Incorporator



                                      -2-
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                            State of North Carolina
                      Department of the Secretary of State

                             ARTICLES OF AMENDMENT

Pursuant to Section 55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purposes of amending its Articles of Incorporation.

1. The name of the corporation is Be-Ac, Inc., a North Carolina corporation (the "Corporation").

2. The following amendment to the Articles of Incorporation was adopted by the Corporation as of Dec 1, 1994:

          Article 1 of the Articles of Incorporation is hereby deleted in its entirety.

          A new Article 1 is hereby added to the Articles of Incorporation of the Corporation, to read in its entirety as follows:

          "1. The name of the corporation is Beacon Manufacturing Company (the "Corporation")."

3. The amendment was approved by shareholder action. Shareholder approval of the Articles of Amendment was obtained as required by Chapter 55 of the North Carolina General Statutes.

4. The Articles of Amendment will be effective upon filing with the Secretary of State of North Carolina.

This the 29th day of November, 1994.


                                   BE-AC, INC.


                                   By: /s/ JEFFREY D. CORDES
                                       ---------------------------------
                                       Jeffrey D. Cordes,
                                       Executive Vice President
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                            State of North Carolina
                      Department of the Secretary of State

                               ARTICLES OF MERGER

Pursuant to Section 55-11-05 of the General Statutes of North Carolina, the undersigned corporation as the surviving corporation in a merger hereby submits the following Articles of Merger.

1. The name of the surviving corporation is Beacon Manufacturing Company, a corporation organized under the laws of North Carolina; the name of the merged corporation is Realmac, Inc., a corporation organized under the laws of North Carolina.

2. Attached is a copy of the Agreement and Plan of Merger that was adopted in the manner prescribed by law by the board of directors of each of the corporations participating in the merger.

3. Shareholder approval of both corporations was required for the merger and the merger was approved by the shareholders as required by Chapter 55 of the North Carolina General Statutes.

4.   These articles will be effective at 11:59 p.m. on June 30, 1995.



     This the 28 day of June, 1995.



                                        BEACON MANUFACTURING COMPANY


                                        By: /s/ JEFFREY D. CORDES
                                            ------------------------------
                                            Jeffrey D. Cordes
                                            Executive Vice President
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                          AGREEMENT AND PLAN OF MERGER

          This Agreement and Plan of Merger is executed as of June 28, 1995, by and between Realmac, Inc., a North Carolina corporation ("Realmac"), and Beacon Manufacturing Company, a North Carolina corporation ("Beacon").

                                   WITNESSETH:

          WHEREAS, the authorized capital stock of Beacon consists of 100,000 shares of Common Stock, no par value ("Beacon Common Stock"), of which 1,000 shares are issued and outstanding; and

          WHEREAS, the authorized capital stock of Realmac consists of 100,000 shares of Common Stock, no par value ("Realmac Common Stock"), of which 1,000 shares are issued and outstanding; and

          WHEREAS, the boards of directors and sole shareholder of each of Realmac and Beacon deem it to be desirable and in the best interest of the respective corporations that the two corporations merge into a single corporation (the "Merger") , and, pursuant to resolutions duly adopted, each board of directors and sole shareholder have approved and adopted this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I

          Section 1.1. In accordance with the provisions of the North Carolina General Statutes, at the Effective Time (defined below) of the Merger, Realmac shall be merged into Beacon, which shall be the surviving corporation (in its capacity as such surviving corporation Beacon is hereinafter sometimes referred to as the "Surviving Corporation", and Realmac and Beacon are hereinafter sometimes referred to collectively as the "Constituent Corporations") , and as such Beacon shall continue to be governed by the laws of the State of North Carolina.

          Section 1.2. The Merger shall become effective at 11:59 p.m. on June 30, 1995. The time when the Merger shall become effective is herein called the "Effective Time."

          Section 1.3. Except as may otherwise be set forth herein, at the Effective Time, the corporate existence and identity of Beacon, with all its purposes, powers, franchises, privileges, rights and immunities shall continue under the laws of the State of North Carolina, unaffected and unimpaired by the Merger, and the corporate existence and identity of Realmac, with all its purposes, powers, franchises, privileges, rights and immunities, shall be




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merged with and into Beacon and the Surviving Corporation shall be vested fully therewith, and the separate corporate existence and identity of Realmac shall thereafter cease, except to the extent continued by applicable law. At the Effective Time, the Surviving Corporation shall have the following rights and obligations:

               (a) The Surviving Corporation shall have all the rights, privileges, immunities and powers, and shall be subject to all of the duties and liabilities, of a corporation organized under the laws of the State of North Carolina.

               (b) The Surviving Corporation shall succeed to, without other transfer, and shall possess and enjoy, all of the rights, privileges, immunities, powers, purposes and franchises, of both a public and private nature, of the Constituent Corporations and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account and all other choices in action, and every other interest of or belonging to either of the Constituent Corporations shall be deemed to be transferred to and vested in the Surviving Corporation without further act or deed, and shall thereafter be the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of said Constituent Corporations shall not revert or be in any way impaired by reason of the Merger.

               (c) The Surviving Corporation shall thenceforth be responsible and liable for all debts, liabilities, obligations and duties of either of the Constituent Corporations, and any claim existing or action or proceeding pending by or against either Constituent Corporation may be prosecuted as if the Merger had not occurred, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either Constituent Corporation shall be impaired by the Merger.

          Section 1.4. If at any time the Surviving Corporation shall deem or be advised that any further transfers, assignments, conveyances, assurances in law or other acts or things are necessary or desirable to vest or confirm in the Surviving Corporation the title to any property or assets of either of the Constituent Corporations, each Constituent Corporation and its proper officers and directors shall execute and deliver any and all such proper transfers, assignments, conveyances and assurances in law, and shall do all other acts and things as are necessary or proper to vest or confirm title to such property and assets in the Surviving Corporation and to otherwise carry out the purposes and intent of this Agreement.




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                                   ARTICLE II

          Section 2.1. The Articles of Incorporation of Beacon in effect at the Effective Time shall constitute the Articles of Incorporation of the Surviving Corporation, until amended, altered or repealed in the manner provided by law.

          Section 2.2. The Bylaws of Beacon in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, until amended, altered or repealed.

          Section 2.3. The directors of Beacon at the Effective Time shall be the directors of the Surviving Corporation and shall hold office in accordance with the Bylaws of the Surviving Corporation until the next annual meeting of shareholders of the Surviving Corporation or until their respective successors are elected and qualified.

          Section 2.4. The officers of Beacon at the Effective Time shall be the officers of the Surviving Corporation and shall hold office subject to the Bylaws of the Surviving Corporation.

                                   ARTICLE III

          Section 3.1. At the Effective Time, all of the outstanding shares of Realmac Common Stock shall by virtue of the Merger and without any further action be cancelled and retired and shall cease to exist, all certificates representing such shares shall be cancelled and no cash or securities or other property shall be issued in respect of such shares.


                                   ARTICLE IV

          Section 4.1. This Agreement may be executed by the parties hereto in counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one instrument.

          Section 4.2. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Realmac and Beacon at any time prior to the Effective Time.

          Section 4.3. This Agreement may be terminated at any time prior to the Effective Time by mutual agreement of the parties hereto.

                                        3

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          IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement to be executed on its behalf by its respective officers hereunto duly authorized as of the date first above written.


                                             BEACON MANUFACTURING COMPANY



                                             By: /s/ JEFFREY D. CORDES
                                             ----------------------------------
                                             Jeffrey D. Cordes,
                                             Executive Vice President


                                             REALMAC, INC.



                                             By: /s/ JEFFREY D. CORDES
                                             ----------------------------------
                                             Jeffrey D. Cordes,
                                             Executive Vice President






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